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                                                                   EXHIBIT 10.62

                                OPTION AGREEMENT

         Option Agreement, dated as of January 31, 1996, between Fisher Communications Associates, L.L.C., a Colorado limited liability company ("Purchaser"), and TCI Cablevision of Utah, Inc., a Utah corporation ("Seller").

         Seller is a partner of Halcyon Communications Limited Partnership, a limited partnership organized and existing under the laws of the State of Oklahoma (the "Partnership"). Pursuant to a certain Agreement of Purchase and Sale of Partnership Interests, dated as of the date hereof, among Seller, the other partners of the Partnership and Purchaser (as the same may be amended from time to time in accordance with its terms, the "Purchase Agreement"), on the date hereof Purchaser is purchasing from Seller and certain other partners of the Partnership a portion of their respective partnership interests in the Partnership. Purchaser desires to acquire from Seller an option to purchase the balance of the partnership interest in the Partnership that Seller will continue to own immediately after giving effect to such purchases, and Seller has agreed to grant such an option to Purchaser on the terms and subject to the conditions set forth herein.

         Therefore, in consideration of the payment of $100 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Option. Seller hereby grants to Purchaser an irrevocable option (the "Option") to purchase all, but not less than all of the Option Interest (as hereinafter defined). The exercise price of the Option (the "Exercise Price") shall be an amount in cash equal to $351,180, without interest. The Exercise Price will be payable by Purchaser at the Closing (as hereinafter defined) by wire transfer or by certified or bank check in immediately available funds.

         2.      Exercise Period; Exercise of the Option.

         (a) The Option may be exercised, in whole but not in part, at any time during the period (the "Exercise Period") commencing on the date hereof and ending at 12:01 A.M., Denver, Colorado time, on the tenth anniversary of the date hereof (the "Scheduled Expiration Date").

         (b) Purchaser may exercise the Option by delivering written notice thereof (an "Exercise Notice") to Seller at any time prior to the expiration of the Exercise Period. Subject to paragraph 3 hereof, and unless the parties otherwise agree, the closing of the sale of the Option Interest (the
"Closing") shall occur on the tenth Business Day (as hereinafter defined) following delivery of the Exercise Notice. The date the Closing occurs is
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hereinafter referred to as the "Closing Date". At the Closing, Seller shall, against receipt of the Exercise Price as provided in paragraph 1 hereof, convey and deliver the Option Interest to Purchaser by the delivery to Purchaser by such Seller of a duly completed and executed instrument of assignment reasonably satisfactory to both parties and such other documents or instruments which may be necessary, or which Purchaser may reasonably request, in order to effectively vest in Purchaser beneficial ownership of the Option Interest.

         (c) Prior to the sale of the Option Interest to Purchaser pursuant to this Agreement, Seller shall, subject only to the express provisions of paragraph 5(a) of this Agreement, retain all rights as the holder of the Option Interest, including all voting and consent rights as a partner of the Partnership, and may exercise or refrain from exercising such rights as Seller may determine in its sole discretion, even if the result is a diminution in the value of the Option Interest and this Option to Purchaser.

         3.      Conditions to Closing.    The Closing of the purchase of the
Option Interest pursuant to the exercise of the Option shall be subject to the satisfaction of all of the following conditions:

                 (a) Each of the representations of Purchaser made in this Agreement, in the Purchase Agreement and in each Related Instrument (as defined in the Purchase Agreement) shall be true and correct in all material respects at and as of the time of the Closing and Purchaser shall have performed in all material respects each and every covenant of Purchaser contained in this Agreement, in the Purchase Agreement and in each Related Instrument required to be performed by the time of or at the Closing. If requested by Seller, Purchaser shall execute a certificate by which Purchaser confirms the satisfaction of the foregoing condition.

                 (b) No order, preliminary or permanent injunction, temporary restraining order, stay, judgment, decree or other order of any court or governmental or regulatory body preventing the sale of the Option Interest by the Seller or the consummation of the other transactions contemplated hereby.

                 (c) All consents, orders and approvals of any governmental authority, any partner or partners of the Partnership and of any other third party that either Purchaser or Seller reasonably deems necessary or advisable shall have been obtained and shall be in full force and effect and any waiting period under applicable law shall have expired. Without limiting the generality of the foregoing, all such consents and approvals necessary to permit the withdrawal of Seller from the Partnership without further obligation or liability as a partner thereof shall have been obtained and shall be in full force and effect.

                 (d) Purchaser shall, by written instrument in form and substance reasonably satisfactory to Seller, assume and agree to indemnify Seller for all obligations and





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         liabilities of Seller under the Partnership Agreement with respect to the Option Interest of every kind or nature, whether accrued or unaccrued, asserted or unasserted, known or unknown, disclosed or undisclosed, absolute or contingent, arising by law, contract or otherwise and including any liability or obligation arising out of any event, fact or circumstance existing or occurring as of or prior to the date hereof that, with the passage of time or the giving of notice, or otherwise, which constitutes a breach or violation of or default under any contract or law binding upon or applicable to the Partnership.

                 (e) If required by Seller, Purchaser will be obligated to buy from Seller at the Closing, all evidences of indebtedness of the Partnership held directly or indirectly by Seller or any subsidiary of Seller, and the purchase price for such evidences of indebtedness shall be the outstanding principal amount thereof at the time of the Closing plus accrued and unpaid interest thereon which, unless otherwise agreed by Seller and Purchaser, shall be paid in cash.

                 (f) Purchaser and Seller shall each execute and deliver such other instruments as either party or the Partnership reasonably deems necessary or appropriate to effect, and as a condition to, the exercise of the Option, including amendments to the Partnership Agreement or any other instrument filed with any governmental agency or official.

                 (g) Purchaser shall have exercised all options to acquire partnership interests in the Partnership granted by other partners of the Partnership pursuant to the Purchase Agreement simultaneously with the exercise of this Option, and the closings of the sale of all such partnership interests pursuant to the exercise of all such other options shall occur simultaneously with the Closing under this Option Agreement.

                 (h) Purchaser shall have exercised all options to acquire partnership interests in Halcyon Communications Partners, an Oklahoma general partnership ("HCP"), granted to Purchaser by partners of HCP who are affiliates of Seller simultaneously with the exercise of this Option, and the closings of the sale of all such partnership interests pursuant to the exercise of all such other options shall occur simultaneously with the Closing under this Option Agreement.

                 (i) If the exercise of the Option requires any consent, approval, waiver, or authorization of any government department, board, bureau, commission, agency or instrumentality or the expiration of any waiting period imposed by applicable law, then the date fixed for the Closing pursuant to paragraph 2(b) hereof shall be extended for the period of time during which efforts to obtain each such consent, approval, waiver, or authorization and the termination of each such waiting period at the earliest reasonably practicable time are diligently being made; provided, however, that, unless Seller and Purchaser otherwise agree, the extension of such Closing date pursuant to this paragraph may not exceed 180 days. Seller and





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         Purchaser will, and will use their commercially reasonable efforts to cause the Partnership to, reasonably cooperate with each other in obtaining any such consent, approval, waiver, or authorization and in obtaining the termination of any such waiting period at the earliest practicable time.

                 (j) If, in the opinion of legal counsel to Purchaser, the immediate proposed transfer of the entire Option Interest would result in the termination of the Partnership within the meaning of Section 708 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), but an immediate transfer of less than all of the Option Interest would not have such a result, Purchaser shall be entitled to elect, in its sole discretion, to either (i) exercise the Option in full notwithstanding such termination or (ii) to (A) require Seller to immediately transfer only that portion of the Option Interest as may, in the opinion of such counsel, be transferred without causing such a result and (B) extend the Exercise Period of the Option with respect to the balance of the Option Interest until the later of the Scheduled Expiration Date or the last day of the period of thirteen months after the date of the closing of the transfer referred to in subclause (ii)(A) of this sentence, in which event, unless otherwise agreed by Seller and Purchaser, the Exercise Price shall be allocated proportionately between the portion of the Option Interest immediately transferred and the remainder of the Option Interest as to which the Exercise Period of the Option shall have been so extended.

         4. Distributions After Exercise. Distributions declared or made on or prior to the effective date of the exercise of the Option with respect to the Option Interest shall be made to Seller, regardless of when such distributions accrued on the books of the Partnership or the date fixed for payment thereof.

         5. Certain Covenants of Seller. Seller hereby covenants and agrees with Purchaser as follows:

                 (a) During the Exercise Period, Seller shall not sell or otherwise transfer or dispose of the Option Interest or any part thereof or interest therein, other than a sale or transfer as to which Seller gives Purchaser at least 14 days prior written notice and in which the transferee agrees, pursuant to an instrument in form and substance reasonably satisfactory to Purchaser, to be bound by the terms of this Option Agreement with respect to such transferred interest to the same extent as the transferor was so bound with respect to such transferred interest.

                 (b) Upon the Closing, Seller shall convey to Purchaser legal title to, and beneficial ownership of, the Option Interest, free and clear of any lien, pledge, security interest, claim, or charge or other encumbrance and free of any restriction on transfer voluntarily created by Seller, other than as expressly set forth in the





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         Partnership Agreement or existing or arising under applicable law and other than the possible lien of taxes not yet due and payable and minor imperfections in title and encumbrances and other minor matters, if any, which singly or in the aggregate are not substantial in an amount, do not materially detract from the value of the Option Interest.

         6. Binding Effect; Assignment. Subject to the following provision of this paragraph 6, this Option Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors, heirs, legal representatives and permitted assignees. Except as otherwise expressly provided herein, this Option Agreement shall not be assigned by either party hereto without the prior written consent of the other party. Purchaser may assign this Option Agreement, in whole or in part, to any FCA Permitted Transferee (as defined in the Partnership Agreement).

         7. Notices. All notices and other communications required or permitted by this Agreement shall be in writing and addressed to the intended recipient at such person's address specified under its or his signature below or at such other address as such person may designate in a written notice to the other party hereto. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this paragraph 7 or sent to such recipient at such address by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery or by telegram, telex or facsimile transmission and will be deemed given , unless earlier received; (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram or telex or facsimile transmission, on the date sent and (4) if delivered by hand, on the date of delivery.

         8. Definitions. As used in this Agreement, the following terms have the meanings indicated:

                 "Agreement" or "Option Agreement" means this Option Agreement, as the same may be amended from time to time in accordance with its terms.

                 "Business Day" means a day of the year on which banks are not required or authorized to close in the State of Colorado.





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                 "Option Interest" means the entire partnership interest of
Seller as a partner of the Partnership, including such partner's (i) right to a share of the income, gain, losses and deductions of and distributions by the Partnership, (ii) right to a share of Partnership assets, (iii) rights with respect to initial and additional capital contributions made to the Partnership by such partner, including such partner's rights with respect to allocations of income, gain losses and deductions of and distributions made by the Partnership which are based upon or determined by reference to such capital contributions,
(iv) rights with respect to the management of the business and affairs of the Partnership, (v) voting, consent and approval rights, (vi) rights to unpaid interest under Section 12.6 of the Partnership Agreement, whether accrued as of or accruing on or after the date hereof, (vii) rights with respect to such partner's Capital Account (as deemed in the Partnership Agreement), (viii) rights, if any, under Sections 16, 17 and 18 of the Partnership Agreement, (ix) any and all other rights, interests and benefits to which such partner is or may become entitled by reason of its status as a partner of the Partnership, and (x) all liabilities and obligations of such partner by reason of its status as a partner of the Partnership, in each case as provided in the Partnership Agreement or the partnership laws of the state of the Partnership's organization.

                 "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement, dated as of June 22, 1994, of the Partnership, as the same heretofore may have been or hereafter may be amended or modified in accordance with its terms.

         9. Terms Generally, Certain Rules of Construction. The definitions in paragraph 8 and elsewhere in this Option Agreement shall apply equally to both the singular and plural forms of the terms deemed. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Option Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to paragraphs shall be deemed references to paragraphs of this Option Agreement unless the context shall otherwise require. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

         10. Governing Law. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Colorado without regard to principles of conflict of laws, except to the extent that the laws of the jurisdiction of organization of the Partnership shall be mandatorily applicable.





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         11.     Headings. The headings contained in this Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Agreement.

         12. Waivers; Amendment. Any term or provision of this Option Agreement may be waived at any time by an instrument in writing signed by the party which is entitled to the benefit thereof. This Option Agreement may be amended or supplemented at any time only by an instrument in writing signed by the parties hereto.

         13. Counterparts. This Option Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         14. Expenses. Each party hereto will pay its own expenses in connection with the negotiation and execution of this Option Agreement and the consummation of the transactions contemplated hereby, including all fees and disbursements of its legal counsel.

         15. Further Actions After the Closing. If, subsequent to the Closing, further documents are reasonably requested in order to carry out the provisions and purposes of this Option Agreement, the parties hereto shall execute and deliver such further documents.

         16. Severability. In the event that any part or parts of this Option Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties hereto that such part or parts shall be enforced to the full extent permitted under the laws, and in any event, that all other parts of this Option Agreement shall remain valid and fully enforceable as if the unenforceable part or parts had never been a part hereof.

         17. Entire Agreement. The provisions of this Agreement, the Purchase Agreement and the Related Instruments collectively set forth the entire agreement and understanding between the parties hereto as to the subject matter hereof and thereof and merge and supersede all prior discussions, agreements and understandings, oral or written, of any and every nature between them with respect to such subject matter. Except as and to the extent set forth in this Agreement, the Purchase Agreement or a Related Instrument, neither party makes any representation, warranty, covenant or agreement whatsoever and each party disclaims all liability and responsibility for any representation, warranty, covenant, agreement or statement made or information communicated (orally or in writing) by any other Person. Purchaser expressly agrees and acknowledges that, in purchasing this Option





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and making decisions regarding whether or not to exercise this Option,
Purchaser (i) is not and will not be relying on the representations and warranties of Seller or any other Person, (ii) has made and will make its own inquiry and investigation into, and based thereon, has formed an independent judgment concerning, the Partnership and the business conducted by it, (iii) has been furnished or given adequate access to such information as it has requested concerning the Partnership and the business conducted by it and (iv) will not assert any claim against Seller or any of its affiliates, directors, officers, employees, agents, stockholders, advisors, counsel or representatives, nor will seek to hold any of such other Persons liable for any inaccuracies, misstatements or omissions with respect to information concerning the Partnership and the business conducted by it, provided that the foregoing shall not in any manner be construed or deemed to limit the ability of Purchaser to make any claim it may otherwise have arising out of the breach of any express representation or warranty of Seller contained in this Agreement, the Purchase Agreement or any Related Instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                  TCI CABLEVISION OF UTAH, INC.


                                  By: /s/ STEPHEN M. BRETT
                                     ------------------------------
                                     Name:  STEPHEN M. BRETT
                                     Title:

                                  Terrace Tower II
                                  5619 DTC Parkway
                                  Englewood, Colorado 80111-3000
                                  Attention: General Counsel


                                  FISHER COMMUNICATIONS
                                  ASSOCIATES, L.L.C.


                                  By: /s/ DONNE F. FISHER
                                     ------------------------------
                                     Donne F. Fisher, Member
                                      9513 Pinyon Trail
                                      Littleton, Colorado 80124
                                             2-12-96





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